EXHIBIT 31.4

CERTIFICATION

I, D. Michael Cockrell, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Sanderson Farms, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ D. Michael Cockrell
Treasurer, Chief Financial Officer and Chief Legal Officer (Principal Financial Officer)

February 28, 2022